                                                                    EXHIBIT 2.2

================================================================================


                          AGREEMENT AND PLAN OF MERGER

                               AND REORGANIZATION


                                     among:


                             QUALCOMM INCORPORATED,
                             a Delaware corporation;


                            WITHIN ACQUISITION CORP.,
                             a Delaware corporation;


                            WITHIN TECHNOLOGY, INC.,
                           a Pennsylvania corporation;


                                       and


                   THE SHAREHOLDERS OF WITHIN TECHNOLOGY, INC.





                           ---------------------------
                           Dated as of March 17, 2000
                           ---------------------------


================================================================================

                                    EXHIBITS


Exhibit A      -      Shareholders

Exhibit B      -      Certain definitions

Exhibit C      -      Directors and officers of Surviving Corporation

Exhibit D      -      Form of Noncompetition Agreement

Exhibit E      -      Persons to sign Noncompetition Agreements

Exhibit F      -      Form of legal opinion of Meyer, Unkovic & Scott, LLP.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SECTION 1.    DESCRIPTION OF TRANSACTION ..................................    1

        1.1    Merger of Merger Sub into the Company ......................    1

        1.2    Effect of the Merger .......................................    1

        1.3    Closing; Effective Time ....................................    1

        1.4    Articles of Incorporation and Bylaws; Directors and Officers    2

        1.5    Conversion of Shares .......................................    2

        1.6    Legends ....................................................    2

        1.7    Closing of the Company's Transfer Books ....................    2

        1.8    Exchange of Certificates ...................................    3

        1.9    Tax Consequences ...........................................    3

        1.10   Further Action .............................................    3

SECTION 2.    REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS ..........    4

        2.1    Due Organization; No Subsidiaries; Etc .....................    4

        2.2    Articles of Incorporation and Bylaws; Records ..............    4

        2.3    Capitalization, Etc ........................................    5

        2.4    Financial Statements .......................................    5

        2.5    Absence of Changes .........................................    6

        2.6    Title to Assets ............................................    7

        2.7    Bank Accounts; Receivables .................................    8

        2.8    Equipment; Leasehold .......................................    8

        2.9    Proprietary Assets .........................................    8

        2.10   Contracts ..................................................   10

        2.11   Liabilities ................................................   12

        2.12   Compliance with Legal Requirements .........................   12

        2.13   Governmental Authorizations ................................   12

        2.14   Tax Matters ................................................   13

        2.15   Employee and Labor Matters; Benefit Plans ..................   14

        2.16   Environmental Matters ......................................   16

        2.17   Insurance ..................................................   17

        2.18   Related Party Transactions .................................   17

        2.19   Legal Proceedings; Orders ..................................   17

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
                                                                            ----
        2.20   Authority; Binding Nature of Agreement .....................   18

        2.21   Non-Contravention; Consents ................................   18

        2.22   Full Disclosure ............................................   19

        2.23   Investment Representations .................................   19

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB .....   20

        3.1    Corporate Existence and Power ..............................   20

        3.2    SEC Filings; Financial Statements ..........................   21

        3.3    Authority; Binding Nature of Agreement .....................   21

        3.4    Valid Issuance .............................................   21

SECTION 4.    CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB    21

        4.1    Accuracy of Representations ................................   22

        4.2    Performance of Covenants ...................................   22

        4.3    Consents ...................................................   22

        4.4    Agreements and Documents ...................................   22

        4.5    Termination of Employee Plans ..............................   22

SECTION 5.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY ..........   23

        5.1    Accuracy of Representations ................................   23

        5.2    Performance of Covenants ...................................   23

        5.3    Documents ..................................................   23

SECTION 6.    INDEMNIFICATION, ETC ........................................   23

        6.1    Survival of Representations, Etc ...........................   23

        6.2    Indemnification ............................................   24

        6.3    Threshold; Ceiling .........................................   24

        6.4    No Contribution ............................................   25

        6.5    Interest ...................................................   25

        6.6    Defense of Third Party Claims ..............................   25

        6.7    Exercise of Remedies by Indemnitees Other Than Parent ......   25

SECTION 7.    DELIVERY AND REGISTRATION OF SHARES .........................   26

        7.1    Delivery of Parent Common Stock ............................   26

        7.2    S-3 Registration Statement .................................   26

        7.3    Transferability of Registration Rights .....................   26

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
                                                                            ----
        7.4    Delay of Registration ......................................   26

        7.5    Amendment of Section 17 ....................................   27

SECTION 8.    MISCELLANEOUS PROVISIONS ....................................   27

        8.1    Further Assurances .........................................   27

        8.2    Fees and Expenses ..........................................   27

        8.3    Attorneys' Fees ............................................   27

        8.4    Notices ....................................................   27

        8.5    Confidentiality ............................................   28

        8.6    Time of the Essence ........................................   28

        8.7    Headings ...................................................   28

        8.8    Counterparts ...............................................   28

        8.9    Governing Law ..............................................   29

        8.10   Successors and Assigns .....................................   29

        8.11   Remedies Cumulative; Specific Performance ..................   29

        8.12   Waiver .....................................................   29

        8.13   Amendments .................................................   29

        8.14   Severability ...............................................   29

        8.15   Parties in Interest ........................................   30

        8.16   Entire Agreement ...........................................   30

        8.17   Disclosure Schedules .......................................   30

        8.18   Construction ...............................................   30

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION


        THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of March 17, 2000, by and among: QUALCOMM INCORPORATED, a Delaware corporation ("Parent"); WITHIN ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); WITHIN TECHNOLOGY, INC., a Pennsylvania corporation (the "Company"); and the SHAREHOLDERS OF THE COMPANY identified on EXHIBIT A (each a "Shareholder" and collectively the "Shareholders"). Certain other capitalized terms used in this Agreement are defined in EXHIBIT B.

                                    RECITALS

        A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement, the Delaware General Corporation Law (the "DGCL") and the Pennsylvania Business Corporation Law (the "PBCL") (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

        B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

        C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

        D. The Shareholders own all of the presently issued and outstanding shares of capital stock of the Company (the "Company Capital Stock").

                                    AGREEMENT

        The parties to this Agreement agree as follows:

SECTION 1.     DESCRIPTION OF TRANSACTION

        1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

        1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL and the PBCL.

        1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California 92121 at 10:00 a.m. on the date hereof, or at such other time and date as the parties may agree in writing (the "Closing Date").



                                       1.

Contemporaneously with or as promptly as practicable after the Closing, a properly executed agreement of merger conforming to the requirements of the DGCL and properly executed Articles of Merger conforming to the requirements of the PBCL shall be filed with the Secretaries of State of the State of Delaware and the Commonwealth of Pennsylvania (collectively, the "Certificate of Merger"). The Merger shall become effective at the time the Certificate of Merger is filed with the Secretaries of State of the State of Delaware and the Commonwealth of Pennsylvania (the "Effective Time").

        1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent prior to the Effective Time:

                (a) the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of the Company as in effect immediately prior to the Effective Time;

                (b) the Bylaws of the Surviving Corporation shall be the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

                (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on EXHIBIT C.

        1.5    CONVERSION OF SHARES.

               (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

                      (i) each share of Company Capital Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive 32.272 shares of the common stock (par value $.0001 per share) of Parent (such shares are the "Parent Common Stock"); and

                      (ii) each share of the common stock (with no par value) of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

        1.6 LEGENDS. The certificates representing the Parent Common Stock shall have endorsed thereon legends in substantially the following forms:

               (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

        1.7 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of Company Capital Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and



                                       2.

the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Capital Stock shall be made on such stock transfer books after the Effective Time.

        1.8    EXCHANGE OF CERTIFICATES.

               (a) At the Closing, Parent shall deliver to the Shareholders certificates representing the Parent Common Stock in exchange for the Company Stock Certificates. In lieu of any fractional Parent shares to which such holder would otherwise be entitled, the holder of such Company Stock Certificate shall be paid in cash an amount equal to the sum of (1) the dollar amount (rounded to the nearest whole cent) determined by multiplying $132.80 by the fraction of a share of Parent Common Stock that would otherwise be deliverable to such holder above. All Company Stock Certificates so exchanged shall be canceled. Until surrendered as contemplated by this Section 1.8, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the Parent Common Stock (and cash in lieu of fractional Parent shares) in accordance with this Agreement. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its reasonable discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock or the payment of cash in lieu of fractional shares, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

               (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this
Section 1.8 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

        1.9 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a tax-free reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

        1.10 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.



                                       3.

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

               The Shareholders jointly and severally represent and warrant to and for the benefit of the Indemnitees, as follows:

        2.1    DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts.

               (b) Except as set forth in Part 2.1(b) of the Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Within Technology, Inc."

               (c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1(c) of the Disclosure Schedule. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1(c) of the Disclosure Schedule.

               (d) Part 2.1(d) of the Disclosure Schedule accurately sets forth
(i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

               (e)    The Company has no Subsidiaries.

               (f) The Company does not own any controlling interest in any Entity and the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity except for the equity interests identified in Part 2.1(f) of the Disclosure Schedule. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest except as set forth in Part 2.1(f) of the Disclosure Schedule.

        2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to Parent accurate and complete copies of: (1) the Company's articles of incorporation and bylaws, including all amendments thereto; (2) the stock records of the Company; and (3) all minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company



                                       4.

that are not fully reflected in such minutes or other records, and there have been no actions taken by the Board of Directors, any committee thereof or the shareholders of the Company except as reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's articles of incorporation or bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

        2.3    CAPITALIZATION, ETC.

               (a) The authorized capital stock of the Company consists of 10,000 shares of Common Stock, with no par value (the "Company Common Stock"), of which seven hundred (700) shares have been issued and are outstanding as of the date of this Agreement. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Part 2.3 of the Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any of such shares is subject. The Shareholders own all of the outstanding capital stock of the Company, which consists solely of Common Stock held by each Shareholder as described on Part 2.3 of the Disclosure Schedule.

               (b) There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities of the Company; or
(iv) to the knowledge of the Company, any condition or circumstances that may give rise to or provide a reasonable basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of the capital stock or other securities of the Company.

               (c) All outstanding shares of Company Common Stock have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

               (d) Except as set forth in Part 2.3 of the Disclosure
Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the PBCL and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

        2.4    FINANCIAL STATEMENTS.

               (a) The Company has delivered to Parent the following Company prepared financial statements (collectively, the "Company Financial Statements"):



                                       5.

                      (i) The unaudited balance sheets of the Company as of December 31, 1999 and the related unaudited income statements for the year then ended.

               (b) The Company Financial Statements (I) are accurate and complete in all material respects, (ii) have been prepared on the accrual basis of accounting with the exception that depreciation and the resulting fixed asset accounts are sated using accelerated depreciation methods in accordance with applicable IRS regulations and (iii) present fairly the financial condition of the Company as of the date thereof and the results of operations for the period covered thereby. There are no material transactions, agreements or accounts that have not been properly recorded in the Company Financial Statements. Receivables represent bona fide claims against debtors for sales, and all receivables have been appropriately reduced to their estimated net realizable value.

        2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since December 31, 1999:

               (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or prospects, and, to the best of the knowledge of the Company and the Shareholders, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

               (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

               (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

               (d) the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

               (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any agreement evidencing any outstanding option to purchase Company Capital Stock, or (ii) any restricted stock purchase agreement;

               (f) there has been no amendment to the Company's articles of incorporation or bylaws, and the Company has not effected or been a party to any merger, consolidation or other acquisition transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

               (g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;



                                       6.

               (h) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company that exceeds $10,000;

               (i) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

               (j) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

               (k) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

               (l) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

               (m) the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

               (n) the Company has not (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

               (o) the Company has not changed any of its methods of accounting or accounting practices in any respect;

               (p) the Company has not made any election under applicable tax laws to change the tax status of the Company as a "C" corporation;

               (q) the Company has not commenced or settled any Legal
Proceeding;

               (r) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

               (s) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.



                                       7.

        2.6    TITLE TO ASSETS.

               (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected in the Company Financial Statements; (ii) all assets referred to in Parts 2.1, 2.7(b) and 2.9 of the Disclosure Schedule and all of the Company's rights under the Contracts identified in Part 2.10 of the Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as noted on such Parts of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets of or materially impair the operations of the Company.

               (b) Part 2.6 of the Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company.

        2.7    BANK ACCOUNTS; RECEIVABLES.

               (a) Part 2.7(a) of the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

               (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of December 31, 1999. Except as noted on
Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected in the Company Financial Statements that have not yet been collected and those accounts receivable that have arisen since December 31, 1999 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and (iii) are reasonably expected by Company to be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $10,000 in the aggregate).

        2.8    EQUIPMENT; LEASEHOLD.

               (a) All material items of equipment and other tangible assets owned by or leased to the Company, and used by the Company in its business, are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

               (b) The Company does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.8(b) of the Disclosure Schedule.



                                       8.

        2.9    PROPRIETARY ASSETS.

               (a) Part 2.9(a)(i) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets owned by the Company. Part 2.9(a)(iii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. The Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and to the best of Shareholders' knowledge has a valid right to use all Proprietary Assets identified in Part 2.9(a)(iii) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(iv) of the Disclosure Schedule, the Company is not to the best of Shareholders' knowledge obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Part 2.9(a)(vi) of the Disclosure Schedule, the Company has not to the best of Shareholders' knowledge developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights. Except as set forth in Part 2.9(a)(vii) of the Company Disclosure Schedule, there is to the best of Shareholders' knowledge no Company Contract pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Company Proprietary Asset.

               (b) To the best of Shareholders' knowledge, the Company has taken all measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.9(b) of the Disclosure Schedule, the Company has not (other than pursuant to license agreements identified in Part 2.10 of the Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset, or (ii) the object code, or any portion or aspect of the object code, of any Company Proprietary Asset.

               (c) To the best of Shareholders' knowledge, (i) none of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person, (ii) the Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person and (iii) no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.



                                       9.

               (d) Except as set forth in Part 2.9(d) of the Disclosure Schedule, to the best of Shareholders' knowledge: (i) each Company Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of the Company; and (ii) there has not been any claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company, and there is no basis for any such claim. The Company has established adequate reserves on the Company Financial Statements to cover all costs associated with any obligations that the Company may have with respect to the correction or repair of programming errors or other defects in the Company Proprietary Assets.

               (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 2.9(e) of the Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

               (f) Except as set forth in Part 2.9(f) of the Disclosure Schedule, (i) all current and former employees of the Company have executed and delivered to the Company confidentiality agreements substantially in the form previously delivered to Parent, and (ii) all current and former consultants and independent contractors to the Company have executed and delivered to the Company confidentiality agreements substantially in the form previously delivered to Parent.

        2.10   CONTRACTS.

               (a)    Part 2.10 of the Disclosure Schedule identifies:

                      (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

                      (ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

                      (iii) each Company Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or
(C) develop or distribute any technology;

                      (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;



                                      10.

                      (v) each Company Contract relating to the acquisition, issuance or transfer of any securities;

                      (vi) each Company Contract relating to the creation of any Encumbrance with respect to any asset of the Company;

                      (vii) each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

                      (viii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                      (ix) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

                      (x) each Company Contract constituting or relating to a Government Contract or Government Bid;

                      (xi) any other Company Contract that was entered into outside the ordinary course of business or was inconsistent with the Company's past practices;

                      (xii) any other Company Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

                      (xiii) any other Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $10,000 in the aggregate, or (B) the performance of services having a value in excess of $10,000 in the aggregate.

(Contracts in the respective categories described in clauses "(i)" through "(xiii)" above, the termination, breach or enforcement of which could have a Material Adverse Effect, are referred to in this Agreement as "Material Contracts.")

               (b) The Company has delivered to Parent accurate and complete copies of all written Material Contracts, including all amendments thereto. Part 2.10(c) of the Disclosure Schedule provides an accurate description of the terms of each Material Contract that is not in written form. Each Material Contract identified in Part 2.10(a) and Part 2.10(b) of the Disclosure Schedule is valid and in full force and effect, and, to the best of the knowledge of the Company and the Shareholders, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

               (c) Except as set forth in Part 2.10(c) of the Disclosure
Schedule:

                      (i) the Company has not violated or breached, or committed any default under, any Material Contract, and, to the best of the knowledge of the Company and the



                                      11.

Shareholders, no other Person has violated or breached, or committed any default under, any Material Contract;

                      (ii) to the best of the knowledge of the Company and the Shareholders, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or (D) give any Person the right to cancel, terminate or modify any Material Contract; and

                      (iii) the Company has not waived any of its material rights under any Material Contract.

               (d) The Company is not presently in active negotiations regarding, and no Person has a right pursuant to the terms of any Material Contract to renegotiate, any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

               (e) The Material Contracts collectively constitute all of the Contracts necessary to enable the Company to conduct in all material respects its business in the manner in which its business is currently being conducted.

        2.11 LIABILITIES. The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements, and whether due or to become due), except for: (a) liabilities identified as such in the Company Financial Statements; (b) accounts payable or accrued salaries that have been incurred by the Company since December 31, 1999 in the ordinary course of business and consistent with the Company's past practices; (c) liabilities under the Company Contracts identified in Part 2.10 of the Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Contracts; and (d) the liabilities identified in Part 2.11 of the Disclosure Schedule.

        2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times since the Company's inception been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. Except as set forth in Part 2.12 of the Disclosure Schedule, since the Company's inception, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

        2.13 GOVERNMENTAL AUTHORIZATIONS. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the



                                      12.

manner in which its business is currently being conducted. The Company is, and at all times since the Company's inception has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule except where the failure to comply with such Governmental Authorizations has not had and will not have a Material Adverse Effect on the Company. Since the Company's inception, the Company has not received notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization, other than as disclosed on Part
2.13 of the Disclosure Schedule.

        2.14   TAX MATTERS.

               (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent accurate and complete copies of all Company Returns filed since the Company's inception which have been requested by Parent.

               (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the Company's inception through the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date.

               (c) No Company Return relating to income Taxes has ever been examined or audited by any Governmental Body. Except as set forth in Part 2.14 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

               (d) Except as set forth in Part 2.14 of the Disclosure Schedule, no claim or Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in



                                      13.

taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

               (e) There is no agreement, plan, arrangement or other Contract not disclosed on the Disclosure Schedule covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to
Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

        2.15   EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

               (a) Part 2.15(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("Employee"), except for Plans which would not require the Company to make payments or provide benefits having a value in excess of $25,000 in the aggregate.

               (b) Except as set forth in Part 2.15(a) of the Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and, to the best of the knowledge of the Company and the Shareholders, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

               (c) The Company maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

               (d) With respect to each Plan, the Company has delivered to
Parent:

                      (i) an accurate and complete copy of such Plan (including all amendments thereto);

                      (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;



                                      14.

                      (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

                      (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

                      (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

                      (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

               (e) The Company is not required to be, and, to the best of the knowledge of the Company and the Shareholders, has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the best of the knowledge of the Company and the Shareholders, the Company has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either
Section 4207 or 4208 of ERISA).

               (f) The Company does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

               (g) Except as set forth in Part 2.15(g) of the Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Company Financial Statements, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

               (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

               (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.



                                      15.

               (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and neither the Company nor any of the Shareholders is aware of any reason why any such determination letter should be revoked.

               (k) Except as set forth in Part 2.15(k) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment by Company (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company.

               (l) Part 2.15(l) of the Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the Company's employees are "at will" employees.

               (m) Part 2.15(m) of the Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

               (n) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

               (o) Except as set forth in Part 2.15(o) of the Disclosure Schedule, the Company has good labor relations, and none of the Shareholders has any reason to believe that the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the Company's labor relations.

        2.16 ENVIRONMENTAL MATTERS. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company and Shareholders, there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. To the best of the knowledge of the Company and the Shareholders, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that
(i) such current or prior owner is not in compliance with any Environmental Law where such non-compliance involves the premises occupied by the Company or (ii) the Company is not in compliance with any Environmental Law. All Governmental Authorizations currently held by



                                      16.

the Company pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

        2.17 INSURANCE. Part 2.17 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and identifies any material claims made thereunder, and the Company has delivered to Parent accurate and complete copies of the insurance policies identified on Part 2.17 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Disclosure Schedule is in full force and effect. Since the Company's inception, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

        2.18 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.18 of the Disclosure Schedule: (a) to the best of Shareholders' knowledge, no Related Party has, and no Related Party has at any time since the Company's inception had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) to the best of Shareholders' knowledge, no Related Party is, or has at any time since the Company's inception been, indebted to the Company; (c) to the best of Shareholders' knowledge, since the Company's inception, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company; (d) to the best of Shareholders' knowledge, no Related Party is competing, or has at any time since the Company's inception competed, directly or indirectly, with the Company; and (e) to the best of Shareholders' knowledge, no Related Party has any claim or right against the Company (other than rights to receive compensation for services performed as an employee of the Company). (For purposes of the Section 2.18 each of the following shall be deemed to be a "Related Party": (i) each of the Shareholders;
(ii) each individual who is, or who has at any time since the Company's inception been, an officer of the Company; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

        2.19   LEGAL PROCEEDINGS; ORDERS.

               (a) Except as set forth in Part 2.19 of the Disclosure Schedule, there is no pending Legal Proceeding, and, to the best of the knowledge of the Company and the



                                      17.

Shareholders, no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the Company and the Shareholders, except as set forth in Part 2.19 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

               (b) Except as set forth in Part 2.19 of the Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against the Company.

               (c) The Company has received no notice of, and to the best of Shareholders' knowledge there is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. The Shareholders have received no notice of, and to the best of Shareholders' knowledge there is no order, writ, injunction, judgment or decree to which either of the Shareholders is subject that relates to the Company's business or to any of the assets owned or used by the Company. To the best of the knowledge of the Company and the Shareholders, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

        2.20 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        2.21 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.21 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor
(2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

               (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's articles of incorporation or bylaws, or (ii) any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors;

               (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement



                                      18.

or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

               (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

               (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, (ii) accelerate the maturity or performance of any such Company Contract, or (iii) cancel, terminate or modify any such Company Contract; or

               (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in Part 2.21 of the Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

        2.22 FULL DISCLOSURE. This Agreement (including the Disclosure Schedule) does not, and the Shareholders' Closing Certificate will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

        2.23 INVESTMENT REPRESENTATIONS. Each of the Shareholders makes the following certifications and representations in connection with his, her or its receipt of Parent Common Stock in the Merger:

               (a) The Shareholder represents and warrants that the Shareholder is acquiring the shares of Parent Common Stock solely for the Shareholder's account for investment and not with a view to or for sale or distribution of the shares of Parent Common Stock or any part thereof. The Shareholder also represents that the entire legal and beneficial interests of the shares of Parent Common Stock the Shareholder is acquiring is being acquired for, and will be held for, the Shareholder's account only.

               (b) The Shareholder understands that the shares of Parent Common Stock have not been registered under the Securities Act, on the basis that no distribution or public offering of the Shares is to be effected. The Shareholder realizes that the basis for the exemption



                                      19.

may not be present if, notwithstanding the Shareholder's representations, the Shareholder has in mind merely acquiring the shares of Parent Common Stock for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Shareholder has no such intention, excluding any transfer of the Parent Common Stock to employees of the Company.

               (c) The Shareholder represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

               (d) The Shareholder recognizes that the shares of Parent Common Stock being acquired by the Shareholder must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Shareholder recognizes that, except as provided in Section 7, Parent has no obligation to register the shares of Parent Common Stock or to comply with any exemption from such registration.

               (e) The Shareholder is aware that the shares of Parent Common Stock may not be sold pursuant to Rule 144 and/or Rule 145 adopted under the Securities Act ("Rule 144/145") unless certain conditions are met, each of which is understood by each Shareholder.

               (f) The Shareholder further agrees not to make any disposition of all or any part of the shares of Parent Common Stock being acquired in any event unless and until:

                      (i) The shares of Parent Common Stock are transferred pursuant to Rule 144/145, and Parent shall have received from the Shareholder documentation acceptable to Parent that a sale of the shares of Parent Common Stock has occurred in accordance with all of the provisions of Rule 144/145; or

                      (ii) Parent shall have received a letter secured by the Shareholder from the SEC stating that no action will be recommended to the SEC with respect to the proposed disposition; or

                      (iii) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

                      (iv) (1) The Shareholder shall have notified Parent of the proposed disposition and shall have furnished Parent with a detailed statement of the circumstances surrounding the proposed disposition, (2) the Shareholder shall have furnished Parent with an opinion of counsel for the Shareholder to the effect that such disposition will not require registration of such shares of Parent Common Stock under the Securities Act, and (3) such opinion of counsel for the Shareholder shall have been concurred in by Parent's counsel and Parent shall have advised the Shareholder of such concurrence.

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

               Parent and Merger Sub jointly and severally represent and warrant to the Company and the Shareholders as follows:



                                      20.

        3.1 CORPORATE EXISTENCE AND POWER. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of their incorporation, and has all necessary power and authority required to conduct its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on Parent.

        3.2    SEC FILINGS; FINANCIAL STATEMENTS.

               (a) Parent has delivered to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between January 1, 1999 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (b) The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

        3.3 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.



                                      21.

        3.4 VALID ISSUANCE. Subject to Section 1.5(c), the Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

SECTION 4.     CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

               The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

        4.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Company and the Shareholders in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate as of the date of this Agreement and the Closing.

        4.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Company and the Shareholders are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

        4.3 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

        4.4 AGREEMENTS AND DOCUMENTS. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

               (a) Stock certificates representing the shares of the Company's Capital Stock being sold hereby duly endorsed for transfer to Parent;

               (b) A copy of this Agreement duly executed by the Company and the shareholders;

               (c) A certificate signed on behalf of the Company by the Chief Executive Officer and the Treasurer of the Company representing and warranting that the conditions set forth in Sections 4.1, 4.2 and 4.3 have been duly satisfied;

               (d) Noncompetition Agreements in the form of EXHIBIT D, executed by the individuals identified on EXHIBIT E;

               (e) Confidential invention and assignment agreements, as requested by Parent and reasonably satisfactory in form and content to Parent, executed by all employees and former employees of the Company and by all consultants and independent contractors and former consultants and former independent contractors to the Company who have not already signed such agreements (including the individuals identified in Part 2.9(f) of the Disclosure Schedule);

               (f) A legal opinion of Meyer, Unkovic & Scott, LLP, counsel to the Company, dated as of the Closing Date, in the form of EXHIBIT F;



                                      22.

               (g) Written resignations of all officers and directors of the Company resigning from such positions after the Closing Date, effective as of the Closing Date.

        4.5 TERMINATION OF EMPLOYEE PLANS. To the extent requested by the Company, the Company shall have provided Parent with evidence, reasonably satisfactory to Parent, as to the termination of the benefit plans referred to in Section 2.15.

SECTION 5.     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

               The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

        5.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality or similar qualifications contained in such representations and warranties).

        5.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

        5.3 DOCUMENTS. The Company shall have received a copy of this Agreement duly executed by Parent and Merger Sub.

SECTION 6.     INDEMNIFICATION, ETC.

        6.1    SURVIVAL OF REPRESENTATIONS, ETC.

               (a) The representations and warranties made by the Company and the Shareholders (including the representations and warranties set forth in Section 2 and the representations and warranties set forth in the Shareholders' Closing Certificate) shall survive the Closing and shall expire on the first anniversary of the Closing Date; provided, however, that if, at any time prior to the first anniversary of the Closing Date, any Indemnitee (acting in good faith) delivers to any of the Shareholders a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company and the Shareholders (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 6.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved. The representations and warranties made by the Parent and Merger Sub shall survive the Closing and shall expire on the first anniversary of the Closing Date; provided, however, that if, at any time prior to the first anniversary of the Closing Date, any Shareholder (acting in good faith) delivers to Parent and Merger Sub a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by Parent and Merger Sub (and setting forth in reasonable detail the basis for such Shareholder's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 6.2 based on such alleged



                                      23.

inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved.

               (b) The representations, warranties, covenants and obligations of the Company and the Shareholders, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives. The representations, warranties, covenants and obligations of the Parent and Merger Sub shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, the Shareholders or any of their Representatives.

               (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Shareholders in this Agreement.

        6.2    INDEMNIFICATION.

               (a) From and after the Effective Time (but subject to Section 6.1(a)), the Shareholders, jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty of the Company or the Shareholders as set forth in this Agreement or the Company Compliance Certificate; or (ii) any breach of any covenant or obligation of the Company or any of the Shareholders.

               (b) The Shareholders acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

        6.3    THRESHOLD; CEILING.

               (a) No Indemnitee shall be entitled to indemnification pursuant to Section 6.2 for any inaccuracy in or breach of any of the Company's and the Shareholders' representations and warranties set forth in this Agreement or the Company Compliance Certificate until such time as and except to the extent that the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or



                                      24.

more of the Indemnitees has or have otherwise become subject, exceeds $100,000 in the aggregate.

               (b) The maximum aggregate liability of the Shareholders, including, without limitation, liability for indemnification under this Agreement for Section 6.2 of this Agreement for damages incurred by Parent, Merger Sub and/or any Indemnitee as a result of any breach of any representation, warranty, covenant or obligation of the Shareholders, shall not exceed $3 million.

        6.4 NO CONTRIBUTION. Each Shareholder waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement or the Shareholders' Closing Certificate.

        6.5 INTEREST. Any Shareholder who is required to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 6 with respect to any Damages shall also be liable to such Indemnitee for interest on the amount of such Damages (for the period commencing as of the date on which such Shareholder first received notice of a claim for recovery by such Indemnitee and ending on the date on which the liability of such Shareholder to such Indemnitee is fully satisfied by such Shareholder) at a floating rate equal to the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.

        6.6 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which the Company or any of the Shareholders may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this
Section 6, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

               (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Shareholders;

               (b) each Shareholder shall make available to Parent any documents and materials in his possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

               (c) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Shareholders; provided, however, that such consent shall not be unreasonably withheld.

Parent shall give the Shareholders prompt notice of the commencement of any such Legal Proceeding against Parent or the Surviving Corporation; provided, however, that any failure on the part of Parent to so notify the Company or the Shareholders shall not limit any of the obligations of the Company or the Shareholders under this Section 6 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).



                                      25.

        6.7 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PARENT. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 7.     DELIVERY AND REGISTRATION OF SHARES.

        7.1 DELIVERY OF PARENT COMMON STOCK. As soon as practicable after the Closing Date, but no later than the earlier of 30 days from the Closing or the effectiveness of the Registration Statement (as defined in Section 7.2(a) below) as declared by the SEC, Parent will deliver to the Shareholders stock certificates representing the Parent Common Stock which each Shareholder is entitled to receive pursuant to Section 1.5 bearing the name and number of shares to which such Shareholder is entitled.

        7.2    S-3 REGISTRATION STATEMENT.

               (a) Within 30 days after the Closing, and at its own expense, Parent shall file with the SEC a registration statement on Form S-3 (the "Registration Statement") registering for resale, subject to the terms of this Agreement, the shares of Parent Common Stock to be issued pursuant to this Agreement. Parent shall use commercially reasonable efforts: (a) to cause the Registration Statement to be declared effective by the SEC as soon as practicable after the Closing; and (b) cause the Registration Statement to remain effective until the earlier of (i) the first anniversary of the Closing Date, or (ii) the date on which all of the Parent Common Stock covered by the Registration Statement have been sold.

               (b) In connection with this Section 7.2, Parent shall (at its own expense):

                      (i) prepare and file with the SEC such amendments to the Registration Statement, and such supplements to the related prospectuses, as may be required in order to comply with the applicable provisions of the Securities Act;

                      (ii) promptly furnish to the holders of the Parent Common Stock such numbers of copies of a prospectus conforming to the requirements of the Securities Act as they may reasonably request in order to facilitate the disposition, subject to the terms of this Agreement, of the Parent Common Stock covered by the Registration Statements; and

                      (iii) use reasonable efforts to register and qualify the Parent Common Stock under the securities laws of such states as the holders of the Parent Common Stock may reasonably request, provided, however, that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any of such states.

        7.3 TRANSFERABILITY OF REGISTRATION RIGHTS. The rights of the Shareholders under this Section 7 are not transferable except in connection with: (a) a transfer by will or intestacy; and (b) estate planning transfers consisting of gifts to the spouse or issue of the transferor, or to a charity qualified under Section 501(c)(3) of the Code.



                                      26.

        7.4 DELAY OF REGISTRATION. For a period not to exceed 60 days, Parent may delay the filing or effectiveness of either of the Registration Statement, or suspend the use of the Registration Statement (and the Shareholders hereby agree not to offer or sell any Parent Common Stock pursuant to the Registration Statement during such period) after receiving notice of such delay or suspension), at any time when Parent, in its reasonable judgment after consultation with counsel, believes that there is or may be in existence material nonpublic information or events involving Parent, the failure of which to be disclosed in the prospectus included in the Registration Statement could result in a violation of the Securities Act, the Exchange Act or any provision of any state securities law (the "Suspension Right"). In the event Parent exercises the Suspension Right, such suspension shall continue for the period of time, and only such period of time, reasonably necessary for disclosure to occur at a time that is not detrimental to Parent or its stockholders or until such time as the information or event is no longer material, each as determined in good faith by Parent after consultation with counsel. Parent will promptly give the Shareholders notice of any such delay or suspension and prompt notice of the cessation of suspension or delay. In the event Parent reasonably believes that any of the foregoing circumstances are continuing after such 60-day period, it may, with the consent of each of the Shareholders (which consent shall not be unreasonably withheld) extend such 60-day period for one additional 30-day period. Parent will use all reasonable efforts to minimize the length of any suspension or delay under this Section 7.4; provided however that nothing contained in this Section 7.4 shall be deemed to require Parent to make any disclosures. Parent shall not delay the filing or the effectiveness of the Registration Statement, as provided under this Section 7.4, more than once.

        7.5 AMENDMENT OF SECTION 7. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 7 may be amended by Parent at any time with the consent of each of the Shareholders (which consent shall not be unreasonably withheld).

SECTION 8.     MISCELLANEOUS PROVISIONS

        8.1 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

        8.2 FEES AND EXPENSES. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement.

        8.3 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        8.4 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath



                                      27.

the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

               IF TO PARENT:

               QUALCOMM Incorporated
               5775 Morehouse Drive
               San Diego, CA 92121-1714
               Attn:  General Counsel
               Fax:  (858) 845-1249


               IF TO THE COMPANY:

               Within Technology, Inc.
               1807 Porter Street
               Waynesburg, PA  15370
               Attn:  Ravinder Chandhok
               Fax:  (724) 852-2435


               IF TO RAVINDER PAUL CHANDHOK:

               Ravinder Paul Chandhok
               1807 Porter Street
               Waynesburg, PA  15370


               IF TO PAUL JOSEPH ERION:

               Paul Joseph Erion
               11 Roxbury Road
               Forest Hill, PA  15221-4625


        8.5 CONFIDENTIALITY. On and at all times after the Closing Date, each Shareholder shall keep confidential, and shall not use or disclose to any other Person (except in the proper performance of such Shareholder's duties for the Parent or Company), any non-public document or other non-public information in such Shareholder's possession that relates to the business of the Company or Parent, including without limitation the existence or terms of this Agreement and any information received, on or after the Closing Date, in connection with
Section 7.4 hereof.

        8.6    TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

        8.7 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.



                                      28.

        8.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        8.9 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

        8.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Shareholders; Parent; Merger Sub; the other Indemnitees (subject to Section 6.8); and the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section
6), in whole or in part, to any other Entity controlling, controlled by or under common control with the Parent without obtaining the consent or approval of any other party hereto or of any other Person.

        8.11 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

        8.12   WAIVER.

               (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

               (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        8.13 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.



                                      29.

        8.14 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        8.15 PARTIES IN INTEREST. Except for the provisions of Section 6, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

        8.16 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

        8.17   DISCLOSURE SCHEDULES.

               (a) The Company shall prepare and deliver to Parent concurrently herewith a Company Disclosure Schedule which has been duly executed on behalf of the Company by its President and which contains exceptions to the Company's representations and warranties made in Section 2 of this Agreement.

        8.18   CONSTRUCTION.

               (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

               (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

               (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

               (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.



                                      30.

        The parties hereto have caused this Agreement to be executed and delivered as of March 17, 2000.

                                            QUALCOMM INCORPORATED,
                                            a Delaware corporation

                                            By: /s/ STEVEN R. ALTMAN
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            WITHIN ACQUISITION CORP.,
                                            a Delaware corporation

                                            By: /s/ STEVEN R. ALTMAN
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



                                            WITHIN TECHNOLOGY, INC.,
                                            a Pennsylvania corporation

                                            By: /s/ RAVINDER PAUL CHANDHOK
                                               ---------------------------------
                                            Name: Ravinder Paul Chandhok
                                                 -------------------------------
                                            Title: President
                                                  ------------------------------


                                            /s/ Ravinder Paul Chandhok
                                            ------------------------------------
                                            Ravinder Paul Chandhok


                                            /s/ Paul J. Erion
                                            ------------------------------------
                                            Paul J. Erion



                                      31.

                                    EXHIBIT A

                                  SHAREHOLDERS


NAME                                                                SHARES OWNED
----                                                                ------------
Ravinder Paul Chandhok                                                500
Paul J. Erion                                                         200

                                    EXHIBIT B

                               CERTAIN DEFINITIONS


        For purposes of the Agreement (including this EXHIBIT B):

        AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this EXHIBIT B is attached (including the Disclosure Schedule), as it may be amended from time to time.

        COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which the Company is a party and (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation or under which the Company has or may acquire any right or interest.

        COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

        CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

        DAMAGES. "Damages" shall include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature (excluding decline in value and lost opportunity).

        DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company and the Shareholders.

        ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.



                                      B-1.

        EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        GOVERNMENT CONTRACT. "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

        GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

        GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

        INDEMNITEES. "Indemnitees" shall mean the following Persons: (a) Parent;
(b) an Entity controlling, controlled by or under common control with Parent (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the Shareholders shall not be deemed to be "Indemnitees."

        LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

        LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

        MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Shareholders' Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in



                                      B-2.

such representations and warranties) would have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects.

        PERSON. "Person" shall mean any individual, Entity or Governmental Body.

        PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, domain name, domain name registration, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

        REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

        SEC. "SEC" shall mean the United States Securities and Exchange Commission.

        SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

        TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

        TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.



                                      B-3.

                                    EXHIBIT C

                         LIST OF DIRECTORS AND OFFICERS
                           OF WITHIN TECHNOLOGY, INC.


DIRECTORS

1.  Steven R. Altman

2.  Anthony Thornley

OFFICERS

1.  Steven R. Altman, President, Chief Executive Officer and Secretary

2.  Anthony Thornley, Vice President and Chief Financial Officer



                                      C-1.

                                    EXHIBIT D

                        FORM OF NONCOMPETITION AGREEMENT



                                      D-1.

                            NONCOMPETITION AGREEMENT


        THIS NONCOMPETITION AGREEMENT is being executed and delivered as of March __, 2000 by _______________ (the "Shareholder") in favor of, and for the benefit of WITHIN TECHNOLOGY, INC., a Pennsylvania corporation (the "Company"), QUALCOMM INCORPORATED, a Delaware corporation (the "Purchaser"), and the other "Indemnitees" (as hereinafter defined). Certain capitalized terms used in this Noncompetition Agreement are defined in Section 19.

                                    RECITALS

        A. As a shareholder and employee of the Company, the Shareholder has obtained extensive and valuable knowledge and confidential information concerning the businesses of the Company.

        B. Pursuant to an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") by and among the Purchaser, Within Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Purchaser, the Company and the shareholders of the Company, (collectively, the "Shareholders"), all of the shares of stock of the Company owned by the Shareholders will be converted into outstanding stock of the Purchaser contemporaneously with the execution and delivery of this Noncompetition Agreement. As a result of the Merger Agreement and the transactions contemplated thereby, the Company is becoming a subsidiary of the Purchaser.

        C. In connection with the Merger Agreement (and as a condition to the execution and delivery thereof), and to enable the Purchaser to secure more fully the benefits of the acquisition effected thereby, the Purchaser has required that the Shareholder enter into this Noncompetition Agreement; and the Shareholder is entering into this Noncompetition Agreement in order to induce the Purchaser to execute and deliver the Merger Agreement.

        D. Following the acquisition effected by the Merger Agreement, the Shareholder is becoming a key employee of the Purchaser and will accordingly obtain extensive and valuable knowledge and confidential information concerning the businesses of the Purchaser, the Company and the Purchaser's other subsidiaries.

        E. The Purchaser, the Company and the Purchaser's other subsidiaries have conducted and are conducting their respective businesses on a national basis.

                                    AGREEMENT

        In order to induce the Purchaser to execute and deliver the Merger Agreement, and for other good and valuable consideration, the Shareholder agrees as follows:

        1. RESTRICTION ON COMPETITION. The Shareholder agrees that, during the Noncompetition Period, the Shareholder shall not, and shall not permit any of his Affiliates to:

                (a) engage directly or indirectly in Competition in any Restricted Territory; or



                                       1.

               (b) directly or indirectly (i) be or become an officer, director, shareholder, owner, co-owner, Affiliate, partner or promoter of, or acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any Person that engages directly or indirectly in Competition in any Restricted Territory or (ii) be or become an employee, agent, representative, consultant, advisor, manager, licensor, sublicensor or (with respect to any products other than off the shelf products available to the general public) licensee or sublicensee of any division or business unit of any Person if such division or business unit engages directly or indirectly in Competition in any Restricted Territory;

provided, however, that the Shareholder may, without violating this Section 1, own, as a passive investment, shares of capital stock of a publicly-held corporation that engages in Competition if (i) such shares are actively traded on an established national securities market in the United States, (ii) the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by the Shareholder and the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by the Shareholder's Affiliates collectively represent less than one percent of the total number of shares of such corporation's capital stock outstanding, and
(iii) neither the Shareholder nor any Affiliate of the Shareholder is otherwise associated directly or indirectly with such corporation or with any Affiliate of such corporation; and provided, further, that the Shareholder may continue to hold his interest in the Persons described in Exhibit A attached hereto.

        2. NO HIRING OR SOLICITATION OF EMPLOYEES. The Shareholder agrees that, during the Noncompetition Period, the Shareholder shall not, and shall not permit any of his Affiliates to: (a) hire any Specified Employee (including as an independent contractor), or (b) directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on the Shareholder's own behalf or on behalf of any other Person) any Specified Employee or any other employee to leave his or her employment with the Purchaser, the Company or any of the Purchaser's other subsidiaries. (For purposes of this Section 2, "Specified Employee" shall mean any individual who
(i) is or was an employee of the Company on the date of this Noncompetition Agreement or during the 180-day period ending on the date of this Noncompetition Agreement, and (ii) remains or becomes an employee of the Purchaser, the Company or any of the Purchaser's other subsidiaries on the date of this Noncompetition Agreement or at any time during the Noncompetition Period.)

        3. CONFIDENTIALITY. The Shareholder agrees that he shall hold all Confidential Information in strict confidence and shall not at any time (whether during or after the Noncompetition Period): (a) reveal, report, publish, disclose or transfer any Confidential Information to any Person (other than the Purchaser or the Company or any Affiliate of the Purchaser), except in the performance of his obligations under the Employment Letter; (b) use any Confidential Information for any purpose, except in the performance of his obligations under the Employment Letter; or (c) use any Confidential Information for the benefit of any Person (other than the Purchaser or the Company or any Affiliate of the Purchaser).

        4. REPRESENTATIONS AND WARRANTIES. The Shareholder represents and warrants, to and for the benefit of the Indemnitees, that: (a) he has full power and capacity to execute and deliver, and to perform all of his obligations under, this Noncompetition Agreement; and (b)



                                       2.

neither the execution and delivery of this Noncompetition Agreement nor the performance of this Noncompetition Agreement will result directly or indirectly in a violation or breach of (i) any agreement or obligation by which the Shareholder or any of his Affiliates is or may be bound, or (ii) any law, rule or regulation. The Shareholder's representations and warranties shall survive the expiration of the Noncompetition Period for an unlimited period of time.

        5. SPECIFIC PERFORMANCE. The Shareholder agrees that, in the event of any breach or threatened breach by the Shareholder of any covenant or obligation contained in this Noncompetition Agreement, each of the Purchaser, the Company and the other Indemnitees shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. The Shareholder further agrees that no Indemnitee shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5, and the Shareholder irrevocably waives any right he may have to require any Indemnitee to obtain, furnish or post any such bond or similarly instrument.

        6. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to any of the Indemnitees, the Shareholder shall indemnify and hold harmless each Indemnitee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including attorneys' fees), charge or expense (whether or not relating to any third-party claim) that is directly or indirectly suffered or incurred at any time (whether during or after the Noncompetition Period) by such Indemnitee, or to which such Indemnitee otherwise becomes subject at any time (whether during or after the Noncompetition Period), and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Noncompetition Agreement, or
(b) any failure on the part of the Shareholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Noncompetition Agreement. The maximum aggregate liability of the Shareholder for indemnification under this Noncompetition Agreement shall not exceed $6 million.

        7. NON-EXCLUSIVITY. The rights and remedies of the Purchaser, the Company and the other Indemnitees under this Noncompetition Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Purchaser, the Company and the other Indemnitees under this Noncompetition Agreement, and the obligations and liabilities of the Shareholder under this Noncompetition Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Nothing in this Noncompetition Agreement shall limit any of the Shareholder's obligations, or the rights or remedies of the Purchaser, the Company or any of the other Indemnitees, under the Merger Agreement or the Employment Letter; and nothing in the Merger Agreement shall limit any of the Shareholder's obligations, or any of the rights or remedies of the Purchaser, the Company, or any of the other Indemnitees, under this



                                       3.

Noncompetition Agreement. No breach on the part of the Purchaser, the Company or any other party of any covenant or obligation contained in the Merger Agreement or any other agreement shall limit or otherwise affect any right or remedy of the Purchaser, the Company or any of the other Indeminitees under this Noncompetition Agreement.

        8. SEVERABILITY. If any provision of this Noncompetition Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Noncompetition Agreement. Each provision of this Noncompetition Agreement is separable from every other provision of this Noncompetition Agreement, and each part of each provision of this Noncompetition Agreement is separable from every other part of such provision.

        9.     GOVERNING LAW; VENUE.

               (a) This Noncompetition Agreement shall be construed in accordance with, and governed in all respects by, the laws of the Commonwealth of Pennsylvania (without giving effect to principles of conflicts of laws).

               (b) Any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement may be brought or otherwise commenced in any state or federal court located in the County of San Diego, California. The Shareholder:

                      (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of San Diego, California (and each appellate court located in the State of California), in connection with any such legal proceeding;

                      (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth on the signature page of this Noncompetition Agreement shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

                      (iii) agrees that each state and federal court located in the County of San Diego, California, shall be deemed to be a convenient forum; and

                      (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of San Diego, California, any claim that the Shareholder is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this



                                       4.

        Noncompetition Agreement or the subject matter of this Noncompetition Agreement may not be enforced in or by such court.

Nothing contained in this Section 9 shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding or otherwise proceed against the Shareholder in any other forum or jurisdiction.

               (c) THE SHAREHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS NONCOMPETITION AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS NONCOMPETITION AGREEMENT.

        10. WAIVER. No failure on the part of the Purchaser, the Company or any other Indemnitee to exercise any power, right, privilege or remedy under this Noncompetition Agreement, and no delay on the part of the Purchaser, the Company or any other Indemnitee in exercising any power, right, privilege or remedy under this Noncompetition Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Indemnitee shall be deemed to have waived any claim of such Indemnitee arising out of this Noncompetition Agreement, or any power, right, privilege or remedy of such Indemnitee under this Noncompetition Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Indemnitee; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        11. SUCCESSORS AND ASSIGNS. Each of the Purchaser, the Company and the other Indemnitees may freely assign any or all of its rights under this Noncompetition Agreement, at any time, in whole or in part, to any Person without obtaining the consent or approval of the Shareholder or of any other Person. This Noncompetition Agreement shall be binding upon the Shareholder and his heirs, executors, estate, personal representatives, successors and assigns, and shall inure to the benefit of the Purchaser, the Company and the other Indemnitees.

        12. ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement is brought against the Shareholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        13. CAPTIONS. The captions contained in this Noncompetition Agreement are for convenience of reference only, shall not be deemed to be a part of this Noncompetition Agreement and shall not be referred to in connection with the construction or interpretation of this Noncompetition Agreement.

        14. CONSTRUCTION. Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not



                                       5.

be applied in the construction or interpretation of this Noncompetition Agreement. Neither the drafting history nor the negotiating history of this Noncompetition Agreement shall be used or referred to in connection with the construction or interpretation of this Noncompetition Agreement. As used in this Noncompetition Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation." Except as otherwise indicated in this Noncompetition Agreement, all references in this Noncompetition Agreement to "Sections" are intended to refer to Sections of this Noncompetition Agreement.

        15. SURVIVAL OF OBLIGATIONS. Except as specifically provided herein, the obligations of the Shareholder under this Noncompetition Agreement (including his obligations under Sections 3, 6 and 12) shall survive the expiration of the Noncompetition Period. The expiration of the Noncompetition Period shall not operate to relieve the Shareholder of any obligation or liability arising from any prior breach by the Shareholder of any provision of this Noncompetition Agreement.

        16. OBLIGATIONS ABSOLUTE. The Shareholder's obligations under this Noncompetition Agreement are absolute and shall not be terminated or otherwise limited by virtue of any breach (on the part of the Purchaser, the Company, any other Indemnitee or any other Person) of any provision of the Merger Agreement or any other agreement, or by virtue of any failure to perform or other breach of any obligation of the Purchaser, the Company, any other Indemnitee or any other Person.

        17. AMENDMENT. This Noncompetition Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Shareholder, the Purchaser (or any successor to the Purchaser) and the Company (or any successor to the Company).

        18. DEFINED TERMS. For purposes of this Noncompetition Agreement:

               (a) "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

               (b) "Competing Product" means any: (i) any of the following: product, equipment, device or system that has been designed, developed, manufactured, assembled, promoted, sold, supplied, distributed, resold, installed, supported, maintained, repaired, refurbished, licensed, sublicensed, financed, leased or subleased by or on behalf of the Company (or any predecessor of the Company) at any time on or prior to this date of this Noncompetition Agreement; (ii) any of the following for or with respect to which the Shareholder has performed any work or service or had any involvement: product, equipment, device or system that is designed, developed, manufactured, assembled, promoted, sold, supplied, distributed, resold, installed, supported, maintained, repaired, refurbished, licensed, sublicensed, financed, leased or subleased by or on behalf of the Purchaser, the Company or any of the Purchaser's other subsidiaries at any time during the Noncompetition Period; or
(iii) product, equipment, device or system that is substantially the same as, incorporates, is a material component or part of, is based



                                       6.

upon, is functionally similar to or competes in any material respect with any product, equipment, device or system of the type referred to in clause "(i)" or clause "(ii)" of this sentence.

               (c) "Competing Service" means any: (i) any Core Service, as defined below; (ii) service that has been provided, performed or offered by or on behalf of the Company (or any predecessor of the Company) at any time on or prior to the date of this Noncompetition Agreement; (iii) any of the following for or with respect to which the Shareholder has performed any work or service or had any involvement: service that is provided, performed or offered by the Purchaser, the Company or any of the Purchaser's other subsidiaries at any time during the Noncompetition Period; (iv) any of the following for or with respect to which the Shareholder has performed any work or service or had any involvement: service that facilitates, supports or otherwise relates to the design, development, manufacture, assembly, promotion, sale, supply, distribution, resale, installation, support, maintenance, repair, refurbishment, licensing, sublicensing, financing, leasing or subleasing of any Competing Product; or (v) service that is substantially the same as, is based upon or competes in any material respect with any service referred to in clause "(i)", clause "(ii)", clause "(iii)" or clause "(iv)" of this sentence; provided, however, that Competing Service shall not include any Noncompeting Service which is not a Core Service. "Core Service" shall mean : (i) collaborative writing systems; (ii) collaborative document management software systems; (iii) collaborative defect tracking systems; (iv) collaborative discussion systems;
(v) collaborative document analysis systems; (vi) electronic mail systems; (vii) internet based advertising delivery systems; (viii) cross platform collaboration frameworks; (ix) retail internet service (dialup and web hosting) and (x) the design and development of any other collaborative software systems. "Noncompeting Service" shall mean any service which facilitates, supports, consists of or relates to the design, creation, writing, development, manufacture, assembly, promotion, sale, supply, distribution, resale, installation, support, maintenance, repair, refurbishment, licensing, sublicensing, financing, leasing or subleasing of products, including software and code, which are not Competing Products ("Noncompeting Service").

               (d) A Person shall be deemed to be engaged in "Competition" if:
(a) such Person is engaged directly or indirectly in the design, development, manufacture, assembly, promotion, sale, supply, distribution, resale, installation, support, maintenance, repair, refurbishment, licensing, sublicensing, financing, leasing or subleasing of any Competing Product; or (b) such Person is engaged directly or indirectly in providing, performing or offering any Competing Service.

               (e) "Confidential Information" means any non-public information (whether or not in written form and whether or not expressly designated as confidential) relating directly or indirectly to the Purchaser, or the Company or relating directly or indirectly to the business, operations, financial affairs, performance, assets, technology, processes, products, contracts, customers, licensees, sublicensees, suppliers, personnel, consultants or plans of the Purchaser, the Company or any of the Purchaser's other subsidiaries (including any such information consisting of or otherwise relating to trade secrets, know-how, technology, inventions, prototypes, designs, drawings, sketches, processes, license or sublicense arrangements, formulae, proposals, research and development activities, customer lists or preferences, pricing lists, referral sources, marketing or sales techniques or plans, operations manuals, service manuals, financial information, projections, lists of consultants, lists of suppliers or lists of distributors);



                                       7.

provided, however, that "Confidential Information" shall not be deemed to include information of the Company that (a) was already publicly known and in the public domain prior to the time of its initial disclosure to the Shareholder or (b) becomes publicly known through a third party through no fault of the Shareholder.

               (f) "Indemnitees" shall include: (i) the Purchaser; (ii) the Company; (iii) each Person who is or becomes an Affiliate of the Purchaser or the Company; and (iv) the successors and assigns of each of the Persons referred to in clauses "(i)", "(ii)" and "(iii)" of this sentence.

               (g) "Noncompetition Period" shall mean the period commencing on the date of this Noncompetition Agreement and ending on the (i) first anniversary of the date of the termination of the Shareholder's employment with the Purchaser if the Purchaser terminates the Shareholder's employment for any reason or no reason, or (ii) third anniversary of the date of this Noncompetition Agreement or the first anniversary of the termination of the Shareholder's employment with the Purchaser, whichever is later, if the Shareholder terminates his employment for any reason or no reason.

               (h) "Person" means any: (i) individual; (ii) corporation, general partnership, limited partnership, limited liability partnership, trust, company (including any limited liability company or joint stock company) or other organization or entity; or (iii) governmental body or authority.

               (i) "Restricted Territory" means each county or similar political subdivision of each State of the United States of America (including each of the counties in the State of California), and each State, territory or possession of the United States of America.

        IN WITNESS WHEREOF, the Shareholder has duly executed and delivered this Noncompetition Agreement as of the date first above written.



                                            ------------------------------------

                                            Address:

                                            Telephone No.:
                                            Facsimile:



                                       8.

                                    EXHIBIT E

                             LIST OF PERSONS SIGNING
                            NONCOMPETITION AGREEMENTS


1.  Ravinder Paul Chandhok
2.  Paul J. Erion



                                      E-1.

                                    EXHIBIT F

              FORM OF LEGAL OPINION OF MEYER, UNKOVIC & SCOTT, LLP



                                      F-1.

     (412) 456-2800


Qualcomm Incorporated
Within Acquisition Corp.



March _, 2000



RE: Agreement and Plan of Merger and Reorganization by and among Within Technology, Inc., a Pennsylvania corporation (the "Company"), Qualcomm Incorporated, a Delaware corporation ("Parent"), and Within Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Qualcomm ("Merger Sub") dated as of March ___, 2000 (the "Merger Agreement")

Ladies/Gentlemen:

We have served as counsel for Within Technology, Inc. and its shareholders (the "Shareholders") in connection with the negotiation, preparation and execution of the Merger Agreement pursuant to which Merger Sub will merge into the Company and the Company will become a wholly owned subsidiary of Qualcomm (the "Merger").

All capitalized terms used but not defined herein have the meanings given to them in the Merger Agreement.

Based upon and subject to the assumptions, qualifications and exceptions hereinafter set forth, it is our opinion that:

1. Based on our examination of the Subsistence Certificate issued on behalf of the Company on March 6, 2000 by the Commonwealth of Pennsylvania Department of State, the Company has been duly incorporated and is a validly subsisting corporation under the laws of the Commonwealth of Pennsylvania.

2. The Company has the requisite corporate power to own or lease its property and assets and to conduct its business as it is currently being conducted. To our knowledge, the Company is qualified as a foreign corporation to do business and is in good standing

March _, 2000
Page 2


in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse affect on the Company, its assets, financial condition or operations. "Knowledge" or words of similar import means that during the course of our representation of the Company in connection with the Merger Agreement and the Merger, no information has come to our attention which gives us actual, present knowledge of the existence of facts inconsistent with the opinion so qualified.

3. Based upon our review of the stock records of the Company and our internal files (we have not represented the Company other than in connection with the Merger and the Merger Agreement), which the officers have advised us are the only stock records of the Company, the Company's authorized capital stock consists of ten thousand (10,000) shares of Common Stock, having no par value, of which seven hundred (700) shares are issued and outstanding as of the date hereof (the "Shares"). To our knowledge there are no options, warrants, conversion privileges, preemptive rights or other rights outstanding as of the date of the Merger Agreement to purchase any of the authorized but unissued capital stock of the Company. The Shares have been duly authorized, are validly issued and outstanding and are fully paid and nonassessable.

4. Based upon our review of the certificate duly executed by the officers of the Company, the Merger Agreement has been duly and validly authorized, executed and delivered by the Company and the Shareholders and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a valid and binding agreement of the Company and the Shareholders, enforceable against each of the Company and the Shareholders in accordance with its terms, except as rights to indemnity under Section 6 of the Merger Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance. All necessary corporate action has been taken by the Company under Pennsylvania law and the Company's Articles of Incorporation and Bylaws to authorize the Company to enter into and to approve the Merger Agreement and the Merger.

5. The execution and delivery of the Merger Agreement by the Company do not violate any provision of the Company's Articles of Incorporation or Bylaws, and do not constitute a material default under the provisions of any agreement identified on Exhibit A attached hereto and to the best of our knowledge do not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

March _, 2000
Page 3

6. To counsel's knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Merger Agreement.

7. All consents, approvals, authorizations or orders of, or filings, registrations and qualifications required on the part of Company for the consummation by the Company of the Merger contemplated by the Merger Agreement under Pennsylvania law have been made or obtained, except the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania as contemplated by Section 1.3 of the Merger Agreement.

8. The Merger Agreement has been duly authorized and executed by the Company and the Shareholders and, assuming the due authorization, execution and delivery thereof by the other parties thereto, upon the filing of the Articles of Merger, Docketing Statement, and all necessary filing fees with the Secretary of State of the Commonwealth of Pennsylvania, the Merger will be effective under Pennsylvania law.

The opinions set forth above are subject to and qualified as follows:

        (a) As to the enforcement of the terms, covenants and conditions set forth in the Merger Agreement, the opinions set forth herein are subject to the effects of laws concerning liquidation, conservatorship, receivership, insolvency, bankruptcy, reorganization, moratorium, fraudulent transfers and similar debt or relief laws of general application; the power of Courts to award damages in lieu of granting equitable remedies; principles of equity which may limit the availability of certain remedies; and the application of the "commercially reasonable" test by a Court having jurisdiction.

        (b) We have assumed, without investigation, and therefore offer no opinion with respect to: (i) the genuineness of all documents and the signatures thereon; (ii) the authenticity and completeness of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, notarial or photostatic copies (and the authenticity of such originals); (iii) the accuracy and completeness of material factual matters set forth in certificates of public officials and in certificates of officers, shareholders or directors; (iv) the due authorization, execution and delivery of the Merger Agreement by Parent and by Merger Sub; (v) the power and authority of Parent and Merger Sub to perform their obligations under the Merger Agreement;
(vi) compliance by Parent and Merger Sub with all laws, statutes, rules and regulations applicable to them, or either of them, including without limitation obtaining any consent, approval, authorization, declaration, or filing required by or with any governmental commission, board or agency, in connection with execution, delivery and performance by Parent and Merger Sub of the Merger

March _, 2000
Page 4

Agreement; and (vii) the legal competency of each natural person executing the Merger Agreement.

        (c) We have relied upon the representations and warranties as to factual matters contained in and made pursuant to the Merger Agreement by the parties to the Merger Agreement;

        (d) We are members of the Bar of the Commonwealth of Pennsylvania and as such, we express no opinion as to the law of any jurisdiction other than the Federal law of the United States and the law of the Commonwealth of Pennsylvania. We assume no responsibility for the effect or applicability of the laws of any other jurisdiction. To the extent that the laws of any other jurisdiction may be applicable to the opinions given herein, we have assumed that the laws of such jurisdiction are identical in all respects to the laws of the Commonwealth of Pennsylvania.

Finally, we express no opinion as to any matter that is not expressly set forth above and no opinion is to, nor may, be inferred or implied therefrom and specifically, we express no opinion as to (i) the financial ability of the Company and the Shareholders to meet any of their obligations under the Merger Agreement; (ii) the truthfulness or accuracy of any reports, documents, financial statements or other matters furnished to Parent and/or Merger Sub on behalf of the Company and/or the Shareholders; or (iii) the truthfulness or accuracy of any of the representations or warranties made by the Company and/or the Shareholders in the Merger Agreement.

This opinion is as of the date hereof and we undertake no, and hereby disclaim any, obligation to further advise Parent and/or Merger Sub of any change in any matter set forth herein. Further, this opinion is solely for the benefit of Parent and/or Merger Sub, and this opinion may not be relied upon in any manner, nor used by, any other persons. This opinion is provided as a legal opinion only, and is not a guaranty or warranty of the matters discussed herein.

Very truly yours,




MEYER, UNKOVIC & SCOTT LLP

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